UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 20, 2006
 Date of Report (Date of earliest event reported):

8X8, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21783	77-0142404
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3151 Jay Street
Santa Clara, CA    95054
(Address of principal executive offices including zip code)

(408) 727-1885
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 21, 2006, 8x8, Inc. (the "Company") announced the appointment of Daniel Weirich as Acting Chief Financial Officer, effective on June 20, 2006. A copy of the Company's press release announcing Mr. Weirich's appointment is attached as Exhibit 99.1 and is incorporated by reference as additional disclosure under this Item.

Mr. Weirich has served as the Company's Vice President, Operations since April 2006 and prior to that served as the Company's Director, Strategic Sales from March 2004 until April 2006. Prior to joining 8x8, from October 2001 to February 2004, Mr. Weirich served as a business development, finance and operations consultant in the United States and Asia, managing acquisition and restructuring initiatives for a number of information technology and telecommunications firms. Mr. Weirich served as Vice President of Business Development and Vice President of Sales, Asia at iAsiaWorks, Inc. from October 1998 to September 2001. Mr. Weirich also served as Acquisition Integration Manager for Business Markets at Qwest Communications International, Inc. and Financial Analyst for Phoenix Network, Inc. from August 1996 to October 1998.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.
Exhibit No.	Description
99.1	Press release dated June 21, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 22, 2006

8X8, INC.

By: /s/ BRYAN R. MARTIN

Bryan R. Martin
Chairman and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1*	Press release dated June 21, 2006

*    Also provided in PDF format as a courtesy.